SETTLEMENT AGREEMENT
AND
MUTUAL RELEASE

This Settlement Agreement and Mutual Release of all Claims (“Agreement”) is entered into and executed on the date(s) indicated below, by and between Minerco Resources, Inc. (“Minerco”), a Nevada corporation, on the one hand, and MSF International, Inc. (“MSF”), a Belize Corporation, on the other hand.

RECITALS:

1.
On or about May 5, 2015, Minerco and MSF entered into a Pledge and Security Agreement (the “Pledge and Security Agreement”) for the acquisition of all of Minerco’s right, title and interest in the: (i) Chiligatoro Hydro-Electric Project and Minerco’s earned interest therein (ii) Iscan Hydro-Electric Project and Minerco’s 10% royalty interest therein; and (iii) Sayab Wind Project and Minerco’s 6% royalty interest therein (the “Assets”).

2.
In accordance with the terms of the Pledge and Security Agreement MSF issued to Minerco a Secured Promissory Note (the “Note”) in the Amount of Six Hundred Eight-Two Thousand Six Hundred Forty-Two US Dollars ($682,850) with interest accruing at the rate of 5% per annum and MSF agreed to assume Thirty-Two Thousand Six Hundred Forty-Two US Dollars ($32,642) of certain payables owed by Minerco.

3.
In accordance with the terms of the Pledge and Security Agreement MSF to Pledged as security of the payment of the Note a Security Interest in 50 shares of of common stock of Level 5 Beverage Company, Inc. (“Level 5”) owned by MSF (the “Shares”).

4.
MSF has defaulted on its obligations under the Note and the parties hereto have agreed to satisfy the obligations owed under the Note with the Shares which were pledged under the Pledge and Securities Agreement on the terms agreed to herein.

5.
MSF owns the Shares pledged to Minerco that are being transferred and assigned to Minerco and that are the subject hereof free and clear of all liens, encumbrances, mortgages and pledges of every kind (collectively, Claims”), MSF has the right to pledge and assign the Shares to Minerco, the Shares when assigned to Minerco will be free and clear of all Claims and MSF has not entered into any agreements for the sale, transfer or pledge of the Shares.

NOW THEREFORE, in consideration of the promises and covenants hereinafter set forth, the parties hereto covenant and agree as follows:
COVENANTS:

1.	Incorporation of Recitals:
The recitals set forth above are acknowledged by the parties to be true and correct and are incorporated herein as terms of this Agreement.

2.	Mutual Releases:
Upon Minerco’s receipt of the Shares duly endorsed for transfer to Minerco or accompanied by an executed stock power transferring the Shares to Minerco, each of the parties hereto and their respective and applicable officers, directors, agents, representatives, successors and assigns hereby release, acquit and forever discharge the other party and the other party’s officers, directors, shareholders, employees, consultants, attorneys, agents, insurers, successors and assigns, from any and all claims, demands, causes of action, liabilities, obligations and responsibilities of whatever kind or nature, whether at law, statutory, tort, contract, equity, or otherwise, whether known or unknown, whether fixed or contingent, and whether now or at any time hereafter discovered or asserted, in existence or arising at any time or times on or prior to the date of this Agreement and based upon, relating to or arising out of the matters set forth in the Recitals, above, and/or that were asserted or could have been asserted in a lawsuit related to the Pledge and Security Agreement.

3.	No Admissions of Liability:

It is hereby specifically acknowledged and agreed by the parties that this Agreement is entered into and made by way of compromise in settlement of disputed claims, as to which liability has been and is expressly denied. Nothing about this Agreement is intended as, or shall be construed as, an admission by any party.

4.	Execution of Other Instruments, Documents and Papers:
The parties agree to cooperate in carrying out and effecting the intent of this Agreement and further agree to execute any other instruments, documents or other papers as may be necessary to carry out and effect the intent of this Agreement.
The parties agree to execute or effecting other instruments, documents or other papers as may be necessary to carry out and effect prior resolutions or obligations, as so far as not to conflict with this agreement.

5.	Authority to Execute:
The parties represent and warrant that they have not assigned any right, title or interest to any claims released hereby and that they have the authority to execute this Agreement, make the covenants contained herein and release the claims as set forth above.

6.	Construction of the Agreement:
The construction and effect of this Agreement shall be governed by the laws of the State of Texas wherein it is executed. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior Agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein.

7.	Execution by Counterparts and Facsimile:
It is further agreed that this Agreement may be executed in counterparts and by facsimile and that each counterpart and facsimile copy, taken together, shall be considered the Agreement between the parties.

8.	Attorneys’ Fees and Costs:
In the event of any litigation or legal proceedings to enforce or interpret this Agreement, the prevailing party shall be entitled to recover their reasonable attorneys' fees and costs.

9.	Severability:
If a court of competent jurisdiction makes a final determination that any term or provision hereof is invalid, illegal or unenforceable, the invalid, illegal or unenforceable term or provision shall be deemed replaced by a term or provision that is legal, valid and enforceable and that comes closest to expressing the intention of the illegal, invalid or unenforceable term or provision, and the remaining terms and provisions hereof shall remain unimpaired.

10.	Title to Interests:

MSF has good and marketable title to, and full right and power to sell, the Interests. Minerco will acquire good and valid title to the Interests free and clear of all mortgages, pledges, liens, security interests, encumbrances, conditional sale agreements, charges, claims and restrictions of any kind and nature whatsoever (“Liens”).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.

MINERCO RESOURCES, INC.        MSF INTERNATIONAL, INC.

By:_/s/ V. Scott Vanis____________         By: __/s/ Marco Mena_______________
Dated:     September 2, 2015            Dated: September 2, 2015